
<ARTICLE> 9
<LEGEND>
This Schedule contains summary financial information extracted from the Company's financial statements filed as part of its Report on Form 10-K for the quarter ended March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1997
<CASH>                                          33,875
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                    131,665
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                      2,153,430<F1>
<ALLOWANCE>                                   (70,346)
<TOTAL-ASSETS>                               2,355,935
<DEPOSITS>                                     144,548
<SHORT-TERM>                                   464,811
<LIABILITIES-OTHER>                             39,808
<LONG-TERM>                                  1,254,702
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             1
<OTHER-SE>                                     372,508
<TOTAL-LIABILITIES-AND-EQUITY>               2,335,935
<INTEREST-LOAN>                                 91,204
<INTEREST-INVEST>                                2,453
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                                93,657
<INTEREST-DEPOSIT>                               2,131
<INTEREST-EXPENSE>                              31,829
<INTEREST-INCOME-NET>                           61,828
<LOAN-LOSSES>                                   15,400
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                 34,469
<INCOME-PRETAX>                                 18,025
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    10,925
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0
<YIELD-ACTUAL>                                    8.01
<LOANS-NON>                                     44,893
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                70,045
<CHARGE-OFFS>                                 (19,239)
<RECOVERIES>                                     3,834
<ALLOWANCE-CLOSE>                               70,346
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                         70,346

<F1>Aristar, Inc. is technically a Commercial and Industrial Company subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the quarter ended March 31, 1997 using the
Article 9 format.

